Exhibit 10.2

PROGYNY, INC.
PSU AWARD GRANT NOTICE
(2019 EQUITY INCENTIVE PLAN)

Pursuant to this PSU Award Grant Notice (the “Grant Notice”), Progyny, Inc. (the “Company”) has awarded to you (the “Participant”) the number of performance-vesting restricted stock units (“PSUs”) as specified below, and subject to the terms and conditions set forth below, in consideration of your services to the Company (the “PSU Award”). Your PSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2019 Equity Incentive Plan, as amended (the “Plan”) and the Award Agreement (the “Award Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement shall have the meanings set forth in the Plan or the Award Agreement.

Participant:
Date of Grant:
Measurement Period:
Target Number of PSUs:
Maximum Number of PSUs:

PSU Award:

The PSU Award is nonvested and forfeitable as of the Date of Grant. The PSU Award is subject to both a Service-Based Condition and a Performance-Based Condition, each as described below.
Service-Based Condition:

Except as otherwise provided herein, the Service-Based Condition is satisfied if the Participant remains in Continuous Service from January 1, 2025, through the date on which the Compensation Committee certifies the level of achievement of the Revenue Performance Goal and the Adjusted EBITDA Goal with respect to the 2027 Annual Performance Period (the “Final Certification Date”).

Performance-Based Condition:

•Measurement Period: For purposes of the PSU Award, the “Measurement Period” is the three-year period beginning January 1, 2025, and ending December 31, 2027. Each complete calendar year in the Measurement Period represents a separate “Annual Performance Period.”

•Performance Goals: 30% of the Target Number of PSUs shall be subject to the achievement Revenue Goals, and 70% of the Target Number of PSUs shall be subject to the achievement of Adjusted EBITDA Goals, each as defined and determined in accordance with the attached Exhibit A. A separate Revenue Goal and a separate Adjusted EBITDA Goal shall apply with respect to each Annual Performance Period, as described in the attached Exhibit A.

•Earned PSUs: Within 60 days following the end of each Annual Performance Period, the Compensation Committee will review and certify (i) the level of achievement of the Revenue Goal and Adjusted EBITDA Goal applicable to such Annual Performance Period, and (ii) the number of PSUs that shall become “Earned PSUs.” The Compensation Committee’s certification shall be final, conclusive and binding on Participant, and on all other persons, to the maximum extent permitted by law. The number of PSUs that shall become Earned PSUs following each Annual Performance Period, if any (not to exceed 1/3rd of the Maximum Number of PSUs set forth above) shall equal the sum of:

◦(x) the product of (A) 1/3rd of the Target Number of PSUs multiplied by (B) 30%, multiplied by (C) the Revenue Achievement Percentage (as defined in the attached Exhibit A) applicable to such Annual Performance Period, plus

◦(y) the product of (A) 1/3rd of the Target Number of PSUs multiplied by (B) 70%, multiplied by (C) the Adjusted EBITDA Achievement Percentage (as defined in the attached Exhibit A) applicable to such Annual Performance Period.

Vesting Date:

Except as provided otherwise below, the Earned PSUs, if any, shall vest and become nonforfeitable on the date on which the Service-Based Condition is satisfied (the “Vesting Date”). Any PSUs that have not been determined to be Earned PSUs on the Vesting Date shall be cancelled and forfeited for no consideration as of the Vesting Date.

Except as otherwise provided herein, if the Participant’s Continuous Service terminates for any reason prior to the Final Certification Date, all of the PSUs, including any Earned PSUs, shall be immediately forfeited for no consideration as of the date of such termination.

Termination Without Cause or For Good Reason:

Notwithstanding anything to the contrary set forth herein or in the Company’s Executive Severance Plan or any other agreement between the Participant and the Company, if, prior to the Final Certification Date, the Participant’s Continuous Service is terminated by the Company without Cause, or by the Participant for Good Reason, then the Service-Based Condition shall be deemed satisfied on the date of such termination (which shall constitute the Vesting Date) with respect to any Earned PSUs that are outstanding as of the date of such termination, and all PSUs that are not Earned PSUs as of the date of the termination shall be forfeited for no consideration as of the date of such termination. For purposes of this Grant Notice, the terms “Cause” and “Good Reason,” shall have the meanings set forth in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, the Plan, if not otherwise defined.

Termination Due to Death or Disability:

Notwithstanding anything to the contrary set forth herein or in the Company’s Executive Severance Plan or any other agreement between the Participant and the Company, if, prior to the Final Certification Date, the Participant’s Continuous Service is terminated by reason of the Participant’s death or Disability, then (i) the Service-Based Condition shall be deemed satisfied with respect to all outstanding PSUs as of the date of such termination, (ii) any Earned PSUs with respect to any Annual Performance Period completed prior to the date of such termination shall become vested as of the date of such termination (which shall constitute the Vesting Date), and (iii) with respect to any uncompleted Annual Performance Period, the PSUs applicable to such Annual Performance Period shall be deemed to have satisfied both the Revenue Performance Goals and Adjusted EBITDA Goals at the greater of (1) the target level of achievement of any applicable performance conditions or (2) the actual level of achievement of any applicable performance conditions as of the date of such termination (which shall constitute the Vesting Date). Any PSUs that do not become Earned PSUs as of the date of such termination based on the application of the prior sentence shall be forfeited for no consideration on the date of such termination. For purposes of this Grant Notice, the term “Disability” shall have the meaning set forth in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, the Plan, if not otherwise defined.

Issuance Schedule:
One share of Common Stock will be issued for each Earned PSU Award no later than March 15 of the year following the year in which the Vesting Date occurs, in accordance with the Award Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•The PSU Award is governed by this Grant Notice and the Award Agreement (together, the “PSU Award Agreement”) and the provisions of the Plan, all of which are made a part of this document. Unless otherwise provided in the Plan or the PSU Award Agreement, the PSU Award may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.

•You have read and are familiar with the provisions of the Plan (including, without limitation, the forfeiture, recoupment and clawback provisions set forth in Sections 5(b) and 9(i) of the Plan), the PSU Award Agreement and the Prospectus. In the event of any conflict between the provisions in the PSU Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•The PSU Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this PSU Award.

PROGYNY, INC.	PARTICIPANT
By:________________________________________ Signature	________________________________________ Signature
Title:________________________________	Date:____________________________________
Date:________________________________

EXHIBIT A
TO PSU AWARD GRANT NOTICE

Performance Goals

(REDACTED)

AWARD AGREEMENT (PSU AWARD)
As reflected by your PSU Grant Notice (the “Grant Notice”) Progyny, Inc. (the “Company”) has granted you a PSU Award under its 2019 Equity Incentive Plan, as amended (the “Plan”), for the number of performance-vesting restricted stock units set forth in your Grant Notice (the “PSU Award”). This Award Agreement (the “Agreement”) together with the Grant Notice constitutes your “PSU Award Agreement.” Your PSU Award is subject to all of the terms and conditions as set forth in the PSU Award Agreement and the Plan, which are incorporated herein in their entirety. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your PSU Award are as follows:

1.GOVERNING PLAN DOCUMENT. Your PSU Award is subject to all the provisions of the Plan. Your PSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the PSU Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.GRANT OF THE PSU AWARD. This PSU Award represents your right to be issued on a future date the number of shares of the Company’s Common Stock that is equal to the number of PSUs set forth in the Grant Notice that become Earned PSUs, subject to your satisfaction of the vesting conditions set forth therein. Any additional PSUs that become subject to the PSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board or the Compensation Committee, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other PSUs covered by your PSU Award.

3.DIVIDENDS. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock to be issued in respect of the PSUs covered by your PSU Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions as applicable to the PSUs and shall be paid at the same time that the corresponding shares are issued in respect of your vested Earned PSUs, provided, however that to the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional PSUs subject to the PSU Award (the “Dividend Units”), and further provided that such Dividend Units shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for issuance of shares, as applicable to the PSUs subject to the PSU Award with respect to which the Dividend Units relate.

4.WITHHOLDING OBLIGATIONS. To satisfy the applicable federal, state, local and foreign tax withholding obligations, if any, which arise in connection with your PSU Award (the “Withholding Taxes”), the Company shall withhold from the shares of Common Stock issued or otherwise issuable to you in connection with the PSU Award a number of shares of Common Stock with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 5) equal to the amount of such Withholding Taxes. Unless the Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any Common Stock in respect of the PSU Award. In the event withholding obligations of the Company arise prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Taxes was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

5.DATE OF ISSUANCE.

(a)    To the extent your PSU Award is exempt from the application of Section 409A of the Code (and the regulations and other guidance thereunder) and any state law of similar effect (collectively “Section 409A”), the Company will deliver and issue to you as set forth in your Grant Notice a number of shares of the Company’s Common Stock equal to the number of vested Earned PSUs subject to your PSU Award, including any additional PSUs received pursuant to Section 3 above that relate to those vested Earned PSUs as set forth in your Grant Notice. Delivery of the shares pursuant to the provisions of this Section 5 is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner.

(b)    Notwithstanding the foregoing, in the event Section 5(a) above does not apply, the Company will deliver shares of Common Stock to you in respect of any vested Earned PSU in no event later than December 31st of the calendar year in which the Earned PSU vests.

6.TRANSFERABILITY. Except as otherwise provided in the Plan, your PSU Award is not transferable, except by will or by the applicable laws of descent and distribution.

7.CORPORATE TRANSACTION. Your PSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

8.NO LIABILITY FOR TAXES. As a condition to accepting the PSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the PSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the PSU Award and have either done so or knowingly and voluntarily declined to do so.

9.OBLIGATIONS; RECOUPMENT. You hereby acknowledge that the grant of your PSU Award is additional consideration for any obligations (whether during or after employment) that you have to the Company not to compete, not to solicit its customers, clients or employees, not to disclose or misuse confidential information or similar obligations. Accordingly, if the Company reasonably determines that you breached such obligations, in addition to any other available remedy, the Company may recoup any income realized by you with respect to your PSU Award within two years of such breach. In addition, this right to recoupment by the Company applies in the event that your employment is terminated for Cause or if the Company reasonably determines that circumstances existed that it could have terminated your employment for Cause. In addition and without limiting the foregoing, you acknowledge and agree that your PSU Award and any other performance-based compensation received by you at any time is subject to the Company’s Policy for Recovery of Erroneously Awarded Compensation and any other clawback or recoupment policy that may be adopted by the Company from time to time.

10.AWARD NOT A SERVICE CONTRACT. Nothing in this PSU Award Agreement (including, but not limited to, the vesting of your PSU Award or the shares of Common Stock issued, in respect of your PSU Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this PSU Award Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this PSU Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this PSU Award Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

11.SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12.OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

13.QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your PSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.